                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    WALTER INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                     [LOGO]

                                                                 August 24, l998

To Our Stockholders:

    You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Walter Industries, Inc. (the "Company") to be held at 10:00 A.M., local time, on Thursday, October 8, 1998, at the Tampa Convention Center, 333 S. Franklin Street, Tampa, FL 33602.

    As discussed in the accompanying Proxy Statement, stockholders will be asked to consider and approve proposals to (1) elect nine directors to the Board of Directors, (2) approve the amendment and restatement of the Company's Restated Certificate of Incorporation and (3) ratify the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the Company for the fiscal year ending May 31, 1999.

    The Board of Directors unanimously recommends that all stockholders vote in favor of each of these proposals, and we urge you to sign, date and return your proxy in the addressed envelope enclosed for your convenience so that as many shares as possible may be represented at the Annual Meeting. The giving of the proxy will not affect your right to attend the meeting nor, if you choose to revoke the proxy, your right to vote in person.

                                          Sincerely,

                                                       [SIGNATURE]

                                          Kenneth E. Hyatt
                                          Chairman of the Board

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 8, 1998

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Walter Industries, Inc. (the "Company"), a Delaware corporation, will be held on Thursday, October 8, 1998 at 10:00 A.M., local time, at the Tampa Convention Center, Ball Room Level, 333 South Franklin Street, Tampa, Florida 33602, for the following purposes:

    1. to elect nine members to the Board of Directors to serve for the ensuing year,

    2. to approve the amendment and restatement of the Company's Restated Certificate of Incorporation,

    3. to ratify the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the Company for the fiscal year ending May 31, 1999, and

    4. to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Only stockholders of record at the close of business on August 10, 1998 are entitled to notice of and to vote at the Annual Meeting. The Annual Report of the Company for the fiscal year ended May 31, 1998 is enclosed.

    The mailing address of the principal executive offices of the Company is Post Office Box 31601, Tampa, Florida 33631-3601.

    Your attention is invited to the Proxy Statement on the following pages.

                                          By Order of the Board of Directors

                                                    [LOGO]

                                          EDWARD A. PORTER

                                          Secretary

Tampa, Florida

August 24, 1998

                            WALTER INDUSTRIES, INC.
                         1500 NORTH DALE MABRY HIGHWAY
                              TAMPA, FLORIDA 33607

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Walter Industries, Inc. (the "Company") of proxies for the Annual Meeting of Stockholders of the Company to be held on October 8, 1998 at 10:00 a.m., local time, at the Tampa Convention Center, Ball Room Level, 333 S. Franklin Street, Tampa, Florida 33602, and any adjournments thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

                                   THE PROXY

    The cost of soliciting proxies will be borne by the Company.In addition to soliciting stockholders by mail, the Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Company may use the services of its officers, and other employees of the Company who will receive no compensation for their services, other than their regular compensation, to solicit proxies personally, by telephone or by facsimile transmission.

    This Proxy Statement and enclosed proxy is first being mailed to stockholders on or about August 24, 1998.

    The close of business on August 10, 1998 has been fixed by the Board of Directors as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date there were outstanding and entitled to vote 53,097,060 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). Each stockholder is entitled to one vote for each share of stock held. Presence in person or by proxy of a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date is required for a quorum. The affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve the proposal regarding the election of directors. The affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the proposed amendment and restatement of the Restated Certificate of Incorporation. The affirmative vote of holders of a majority of the Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending May 31, 1999.

    If the enclosed proxy is properly signed and returned and not revoked, the shares represented thereby will be voted at the Annual Meeting. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted accordingly. If the stockholder does not specify how the shares are to be voted, they will be voted FOR the election of the director nominees named in this Proxy Statement, FOR the amendment and restatement of the Company's Restated Certificate of Incorporation and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the Company for the fiscal year ending May 31, 1999.

    A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving written notice revoking it or by a later proxy, in either case delivered by mail to the Secretary of the

Company. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy

    The Stockholder's Agreement dated as of March 17, 1995 between the Company and The Celotex Corporation ("Celotex"), solely in its capacity as the Celotex Settlement Fund Recipient, (the "Stockholders Agreement") under and as defined in the Second Amended and Restated Veil Piercing Settlement Agreement dated as of November 22, 1994 (the "Veil Piercing Settlement Agreement"), provides that Celotex or its successor will vote the shares of Common Stock held by said fund for and/or against each matter in proportion to the votes cast by the other holders of Common Stock who voted. The Common Stock held by the Celotex Settlement Fund Recipient was transferred to the Asbestos Settlement Trust (the "Celotex Trust") on May 30, 1997, and the rights and obligations of Celotex under the Stockholders Agreement were subsequently assumed by the Celotex Trust. The Company will advise the Celotex Trust of the proportion of such votes and the Celotex Trust shall have no responsibility for the determination thereof. The Celotex Trust is obliged to be present in person or by proxy at all meetings of holders of Common Stock so that all shares of Common Stock beneficially owned by the Celotex Trust may be counted for the purpose of determining the presence of a quorum at such meetings. See "Security Ownership of Management and Principal Stockholders--Ownership of Principal Stockholders" herein for information concerning the Celotex Trust's beneficial ownership of Common Stock.

    The Annual Report of the Company for the year ended May 31, 1998, containing audited financial statements for such year, is enclosed with this Proxy Statement.

    IN ORDER THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AT THIS MEETING, IN CASE YOU ARE NOT PERSONALLY PRESENT, YOU ARE REQUESTED TO PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

    A board of nine (9) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine (9) nominees named below, all of whom are presently directors of the Company and all of whom have been nominated by the Nominating Committee of the Board of Directors for election as directors. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

    The names of the nominees and certain information about them (as of July 1, 1998) are set forth below:

                                                                                                       SERVED AS DIRECTOR
NAME                                            AGE                       POSITION                     OF THE COMPANY FROM
------------------------------------------      ---      ------------------------------------------  -----------------------
James W. Walter...........................          75   Chairman Emeritus                                       1988
Kenneth E. Hyatt..........................          57   Chairman, Chief Executive Officer and
                                                         President                                               1995
Richard E. Almy...........................          56   Director, Executive Vice President and
                                                         Chief Operating Officer                                 1996
Howard L. Clark, Jr.......................          54   Director                                                1995
James L. Johnson..........................          71   Director                                                1995
Perry Golkin..............................          44   Director                                                1995
Michael T. Tokarz.........................          48   Director                                                1987
Donald N. Boyce...........................          60   Director                                                1998
Charles E. Long...........................          58   Director                                                1998

    JAMES W. WALTER has been a director of the Company since 1988, serving as Chairman until October 6, 1995 and Chairman Emeritus thereafter. Mr. Walter founded Walter Construction Co., a predecessor of Jim Walter Corporation, in 1948 and Jim Walter Corporation in 1955. He was President and Chief Executive Officer of Jim Walter Corporation from 1955 to 1963, Chairman and Chief Executive Officer from 1963 to 1983 and Chairman until 1988.

    KENNETH E. HYATT has been Chairman of the Board and Chief Executive Officer of the Company since June 1, 1996 and has been President of the Company since September 1, 1995. Between September 1, 1995 and June 1, 1996, he also served as Chief Operating Officer of the Company. He was elected a director on September 12, 1995. Mr. Hyatt served as President and Chief Executive Officer and a director of Celotex from 1990 until shortly prior to his election, effective September 1, 1995, as President and Chief Operating Officer of the Company. Mr. Hyatt held various management and executive positions with various subsidiaries of Jim Walter Corporation from 1966 until 1984, at which time he was named Vice President and Group Executive of Jim Walter Corporation. In 1986 he was elected Executive Vice President and Chief Operating Officer of Jim Walter Corporation. Following Jim Walter Corporation's leveraged buyout in 1988 by Kohlberg Kravis Roberts & Co. L.P., Mr. Hyatt joined with an investor group in the acquisition of Celotex and certain related entities. In October 1990 Celotex and one of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code, as a result of massive litigation involving asbestos-related liabilities. The Celotex Plan of Reorganization was confirmed in December 1996 and became effective May 1997. The Celotex Trust is a principal stockholder of the Company. See "Security Ownership of Management and Principal Stockholders -- Ownership of Principal Stockholders" herein.

    RICHARD E. ALMY has been Executive Vice President and Chief Operating Officer of the Company since June 1, 1996. Previously, Mr. Almy had been President and Chief Operating Officer at JW Aluminum Company (since 1991) and JW Window Components, Inc. (since 1995), two subsidiaries of the Company.

    HOWARD L. CLARK, JR. has been the Vice Chairman of Lehman Brothers Inc., an investment-banking firm, since February 1993; prior thereto he served as Chairman and Chief Executive Officer of Shearson Lehman Brothers Inc. Prior thereto he was an Executive Vice President and the Chief Financial Officer of American Express Company, a financial services firm. He also is a director of Lehman Brothers Inc., Compass International Services Corporation, Maytag Corporation and Fund American Enterprises Holdings, Inc.

    JAMES L. JOHNSON is Chairman Emeritus of GTE Corporation, a telephone company and cellular service provider. From April 1988 to May 1992 he was Chairman and Chief Executive Officer of GTE. He also is a director of Contel Cellular, Inc., CellStar Corporation, The FINOVA Group Inc., Harte-Hanks Communications Inc. and Valero Energy Corp. and a Trustee of Mutual of New York.

    PERRY GOLKIN is a member of KKR & Co. L.L.C. which serves as the general partner of Kohlberg Kravis Roberts & Co. L.P. He is also a general partner of KKR Associates, L.P. Prior to 1995, he was an executive of Kohlberg Kravis Roberts & Co. L.P. Mr. Golkin was a director of the Company from 1987 to March 2, 1995. He was elected to the Board on November 14, 1995. He is also a director of Primedia, Inc.

    MICHAEL T. TOKARZ is a member of KKR & Co. L.L.C. which serves as the general partner of Kohlberg Kravis Roberts & Co. L.P. He is also a general partner of KKR Associates L.P. Prior to 1993 he was an executive of Kohlberg Kravis Roberts & Co. L.P. He also is a director of Safeway, Inc., IDEX Corporation, Spalding & Evenflo Holdings Corporation, and Primedia, Inc.

    DONALD N. BOYCE has been a director of the Company since August   , 1998. He
was appointed a director to fill one of the vacancies created by the resignations of Eliot M. Fried and James B. Farley, both of whom had served as directors since 1995 and resigned effective July 24, 1998. Mr. Boyce has been Chairman and Chief Executive Officer of IDEX since January 1, 1998 and since 1993 he also served as President of IDEX. He is a director of United Dominion Industries, Ltd.

    CHARLES E. LONG has been a director of the Company since August   , 1998. He
was appointed a director to fill one of the vacancies created by the resignations of Eliot M. Fried and James B. Farley, both of whom had served as directors since 1995 and resigned effective July 24, 1998. Mr. Long was elected Vice Chairman of Citicorp in 1998 and since 1982 has been Executive Vice President of Citicorp.

    In order to be elected, a nominee must receive the vote of a plurality of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions from voting, as well as broker non-votes, will be considered as votes withheld in the election of directors and will have no effect on the outcome of the vote.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
                            NOMINEES SET FORTH ABOVE

                              CORPORATE GOVERNANCE

GENERAL INFORMATION

    On March 17, 1995 (the "Effective Date"), the Company and its subsidiaries emerged from Chapter 11 proceedings pursuant to an Amended Joint Plan of Reorganization Dated as of December 9, 1994 as modified on March 1, 1995 (the "Plan of Reorganization"). The Plan of Reorganization and the Company's Restated Certificate of Incorporation dated March 14, 1995 provided that, upon emerging from Chapter 11, the individuals named therein would constitute the Company's Board of Directors for a three year period ending on March 17, 1998. The Amended and Restated Certificate of Incorporation, which the stockholders are being asked to approve at this Annual Meeting, provides, among other things, that all the directors of the Company will, commencing with this Annual Meeting, be elected by the stockholders of the Company annually for a term of one year each.

COMMITTEES OF THE BOARD OF DIRECTORS

    There are five standing committees of the Board: the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating Committee and the Environmental, Health and Safety Committee. There is one special committee, the Tax Oversight Committee. The Board may, from time to time, establish certain other committees to facilitate the management of the Company.

    The Audit Committee is responsible for meeting with representatives of the Company's independent certified public accountants and financial management to review accounting, internal control, auditing and financial reporting matters, and is also responsible, among other things, for maintaining liaison with and exercising such supervision of the actions of the Company's public accountants in whatever manner and to whatever extent shall be deemed, at its discretion, necessary, proper and in the best interest of the Company and its stockholders. The Audit Committee consists of directors who are not and never have been employees of the Company. The present member of the Committee is James L. Johnson.

    The Compensation Committee is responsible for reviewing and approving officer and executive salaries of the Company and its subsidiaries in amounts over $100,000 annually and for reviewing and recommending for approval by the Board executive and key employee compensation plans, including incentive compensation, stock incentives and other benefits, and consists of directors who are not and never have been employees of the Company. The present members of the Committee are James L. Johnson, Chairman, Howard L. Clark, Jr., and Michael T. Tokarz.

    The Environmental, Health and Safety Committee is responsible for receiving environmental, health and safety reports from the Company's and its subsidiaries' environmental counsel and engineers and health and safety personnel; examining and reporting upon the Company's and its subsidiaries' compliance with environmental, reclamation, health and safety requirements and the policies pertaining thereto and reporting the same to the Board; approving the proposed scope of internal and independent environmental and health and safety audits; and periodically evaluating and recommending to the Board changes in the Company's and its subsidiaries' environmental, health and safety policies. The present members of the Committee are Michael T. Tokarz, Chairman, and James L. Johnson.

    The Finance Committee is responsible for recommendations to the Board concerning public and private financings, dividends, discretionary contributions by the Company under the Company's and its subsidiaries' employee benefit plans and other financial matters, approval of the designation of the investment fund managers for the Company's and its subsidiaries' employee benefit plans, and approval of investment of the Company's funds by establishment of policies for investment of funds by the Company's officers. The present members of the Committee are Michael T. Tokarz, Howard L. Clark, Jr., and James W. Walter.

    The Nominating Committee is responsible for establishing the criteria for and the qualifications of persons suitable for nomination as directors, including nominees recommended by stockholders, and reporting its recommendations to the Board. The present members of the Committee are Howard L. Clark, Jr., Chairman, Perry Golkin, James L. Johnson and James W. Walter.

    The Tax Oversight Committee is a special purpose temporary committee and is responsible for (i) approving all settlements and agreements by the Company or any of its subsidiaries regarding all claims of the Internal Revenue Service that are entitled to priority under the United States Bankruptcy Code, and (ii) determining final resolution of certain contingencies regarding Federal income tax claims, both as more fully described in the Plan of Reorganization. The Plan of Reorganization provides that the members of the Tax Oversight Committee shall consist at all times of two "Independent Directors" and a director (or other person) designated by Lehman Brothers Inc. ("Lehman"), whose affiliate, Lehman Brothers Holdings, Inc., is a stockholder of the Company. As a result of James
B. Farley's resignation from the Board on July 24, 1998, the present members of the Committee are Howard L. Clark, Jr., Chairman and James L. Johnson. It is expected that an additional "Independent Director" will be appointed to the Committee at the next regularly scheduled Board meeting.

    "Independent Directors" are defined in the Plan of Reorganization as persons who (i) are not (a) officers, affiliates, employees, Interested Stockholders, consultants or partners of any Significant Stockholder or any affiliate of any Significant Stockholder or of any entity that was dependent upon any Significant Stockholder or any affiliate of any Significant Stockholder for more than 5% of its revenues or earnings in its most recent fiscal year, (b) officers, employees, consultants or partners of the Company or any of its affiliates, or officers, employees, Interested Stockholders, consultants or partners of any entity that was dependent upon the Company or any of its affiliates for more than 5% of its revenues or earnings in its most recent fiscal year or (c) any relative or spouse of any of the foregoing persons or a relative of a spouse of any of the foregoing persons, and (ii) are selected by management of the Company from a list of qualified candidates provided by an independent search firm selected by management and Lehman. For these purposes "Interested Stockholder" means, with respect to any person, any other person that together with its affiliates and associates "beneficially owns" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (the "Exchange Act") 5% or more of the equity securities of such person, and "Significant Stockholder" means an Interested Stockholder of the Company.

BOARD AND COMMITTEE MEETINGS

    During the fiscal year ended May 31, 1998, there were 8 meetings of the Board, 2 meetings of the Audit Committee, 4 meetings of the Compensation Committee, 1 meeting of the Nominating Committee, 3 meetings of the Finance Committee, 1 meeting of the Environmental, Health and Safety Committee and 1 meeting of the Tax Oversight Committee.

    All of the directors attended at least 75% of the combined number of Board meetings and meetings of Committees of which they were members that were held during the fiscal year ended May 31, 1998.

DIRECTORS' COMPENSATION

    No directors' fees are paid to directors who are full-time employees of the Company or any of its subsidiaries. Non-employee directors of the Company are paid retainer fees of $25,000 per year. Committee Chairmen receive an additional retainer fee of $5,000 per year. Each non-employee director also receives a fee of $1,500 for each Board or Committee meeting attended and is reimbursed for travel and lodging expenses.

    On April 11, 1995, the Board approved and adopted the Walter Industries, Inc. Directors' Deferred Fee Plan under which non-employee directors may elect to defer all or a portion of their director's fees. The deferred fees, at each electing director's option, are credited to either an income account or a stock equivalent account or divided between the two accounts. The income account is credited quarterly with interest at the prime rate and the stock equivalent account is credited with an amount equal to the number of equivalent shares of Common Stock which could have been purchased with the cash dividend, if any, which would have been payable had the participant been the actual owner of the number of shares of Common Stock credited to his account. Payments begin, at the participant's election, upon the later of the termination of his services as a director or date of retirement from his principal occupation or employment in such number of annual installments as shall be determined by the Company. Payments from the income account are in cash and payments from the stock equivalent account are in cash at the Common Stock's then current market value, or, at the Company's option, in shares of Common Stock. No current director has elected to have his director's fees credited to a stock equivalent account.

    Mr. Walter, Chairman Emeritus, entered into a consulting agreement upon his retirement from employment with the Company on October 6, 1995 (see "Certain Relationships and Certain Related Transactions"). During the fiscal year ended May 31, 1998, he received $150,000 pursuant to this agreement.

CERTAIN RELATIONSHIPS AND CERTAIN RELATED TRANSACTIONS

    The Company entered into a consulting agreement with Mr. Walter effective upon his retirement on October 6, 1995. The term of the agreement is for a period of three years, commencing October 6, 1995, during which time Mr. Walter will render to the Company such services of an advisory or consulting nature as the Company may reasonably require. Mr. Walter will be paid an annual consulting fee of $150,000. During the fiscal year ended May 31, 1998, he received $150,000 pursuant to this agreement. The agreement also contains a restrictive covenant prohibiting, during the term of the agreement and for a period of three years after its termination, Mr. Walter's employment by any person, firm or corporation which is engaged in a business in competition with the Company or its subsidiaries, or his engaging in such business for his own account.

    In June 1997, Lehman acted as an underwriter in connection with the public issuance by Mid-State Trust VI, an affiliate of the Company, of $439,150,000 of Mid-State Trust VI asset backed notes, for which Lehman received underwriting commissions and fees of $2,191,562.

    The Company paid an investment banking fee of $4,000,000 to Kohlberg Kravis Roberts & Co L.P. in connection with the Company's acquisition of Applied Industrial Materials Corporation in October 1997.

    In February 1998, Lehman acted as an underwriter of the U.S. Offering and Lehman Brothers International (Europe) acted as an international manager in connection with the public offering of 10,490,868 shares of common stock of the Company. In accordance with the Registration Rights Agreement between the Company and the holders named therein, the Company paid fees and expenses of $1,478,000 and $369,472 to Lehman and Lehman Brothers International (Europe), respectively.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

    The following tables furnish information, as of August 1, 1998 as to: (i) shares of Common Stock beneficially owned by each nominee for director and each executive officer of the Company named in the Summary Compensation Table herein;
(ii) shares of Common Stock beneficially owned by all current directors and executive officers of the Company as a group; and (iii) the name and address of each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock. (Except as indicated below, to the knowledge of the Company each person indicated in the following tables has sole voting and investment power as to the shares shown.)

                 OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                           NUMBER OF SHARES
                                           OF COMMON STOCK           PERCENT OF COMMON
NAME OF BENEFICIAL OWNER                  BENEFICIALLY OWNED         STOCK OUTSTANDING
----------------------------------------  ------------------         -----------------
James W. Walter.........................         206,032(1)(2)           *
Chairman Emeritus and Director

Kenneth E. Hyatt........................         277,981(1)(3)           *
Chairman, Chief Executive Officer and
President

Howard L. Clark, Jr.....................                (4)                    (4)
Director

James L. Johnson........................          10,000                 *
Director

Perry Golkin............................      13,958,589(5)                26.0(5)
Director

Michael T. Tokarz.......................      13,958,589(5)                26.0(5)
Director

Donald N. Boyce.........................               0                 *

Charles E. Long.........................               0                 *

Richard E. Almy.........................         112,587(6)              *
Director, Executive Vice President and
Chief Operating Officer

Dean M. Fjelstul........................          83,263(7)              *
Senior Vice President and
Chief Financial Officer

Peter Scott-Hansen......................          20,300(8)              *
President of Applied Industrial
Materials
Corporation, a subsidiary of the Company

Edward A. Porter........................          60,959(9)              *
Vice President-General Counsel and
Secretary

All current directors and...............      14,956,773(10)               27.9
executive officers as a group
(18 individuals)

------------------------

*   LESS THAN 1% OF OUTSTANDING COMMON STOCK

(1) Includes 23,689, 6,234 and 3,588,663 shares of Common Stock issued to an escrow account for the benefit of Messrs. Walter and Hyatt, and to all current directors and executive officers as a group (including 3,553,380 shares for the benefit of the KKR Investors), respectively, on September 13, 1995 pursuant to the Plan of Reorganization. To the extent that certain contingencies regarding Federal income tax claims of the Company are resolved satisfactorily, such escrowed shares will be distributed to such persons under the Plan of Reorganization. To the extent such matters are not settled satisfactorily, the escrowed shares will be returned to the Company and canceled. Until such matters are finally determined, such persons will have the power to exercise voting rights with respect to such respective escrowed shares of Common Stock. For so long as such persons have the power to exercise voting rights with respect to all such escrowed shares, or if all such escrowed shares were distributed to such persons, such persons will beneficially own such 23,689, 6,234 and 3,588,663 shares of Common Stock, respectively.

(2) Includes options to purchase 139,988 shares, exercisable currently or within 60 days of August 1 , 1998.

(3) Includes options to purchase 250,000 shares exercisable currently or within 60 days of August 1, 1998 Also includes 100 shares held by Mr. Hyatt's son of which Mr. Hyatt disclaims beneficial ownership.

(4) Mr. Clark is Vice Chairman of Lehman. See "Ownership of Principal Stockholders" below for information concerning ownership of shares by Lehman's affiliate, Lehman Holdings.

(5) Messrs. Tokarz and Golkin are general partners of KKR Associates, L.P., which is the sole general partner of each of JWC Associates, L.P., JWC Associates II, L.P. and KKR Partners II, L.P. (the "KKR Investors") and Channel One Associates, L.P. ("Channel One"), and thus Messrs. Tokarz and Golkin may be deemed to be beneficial owners of the shares owned by the KKR Investors and Channel One (see "Ownership of Principal Stockholders" below). Messrs. Tokarz and Golkin disclaim beneficial ownership of such shares. The number of shares of Common Stock includes 3,553,380 shares of Common Stock issued to an escrow account on September 13, 1995 for the benefit of the KKR Investors pursuant to the Plan of Reorganization. See Footnote (1) under "Ownership of Principal Stockholders" below. For so long as the KKR Investors have the power to exercise voting rights with respect to all such escrowed shares, or if all such escrowed shares were distributed to the KKR Investors, Messrs. Tokarz and Golkin may be deemed to be beneficial owners of such 3,553,380 escrowed shares of Common Stock. Messrs. Tokarz and Golkin disclaim beneficial ownership of such shares.

(6) Includes options to purchase 104,667 shares exercisable currently or within 60 days of August 1, 1998.

(7) Includes options to purchase 63,334 shares exercisable currently or within 60 days of August 1, 1998.

(8) Includes 300 shares held by Mr. Scott-Hansen's son of which Mr. Scott-Hansen disclaims beneficial ownership.

(9) Includes options to purchase 56,667 shares exercisable currently or within 60 days of August 1, 1998.

(10) Includes 13,958,589 shares of Common Stock beneficially owned by the KKR Investors and Channel One, which may be deemed to be beneficially owned by Messrs. Tokarz and Golkin. See Footnote (5) above. Does not include shares of Common Stock owned by Lehman Holdings. See Footnote (4) above. Also includes 819,024 shares purchasable by current executive officers under stock options exercisable currently or within 6 days of August 1, 1998.

                      OWNERSHIP OF PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of the close of business on August 1, 1998, information as to those holders (other than officers and directors of the Company), known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock. Such information has been derived from the public filings made by the listed principal stockholders.

NAME AND COMPLETE MAILING ADDRESS                                            NUMBER OF SHARES   PERCENT OF CLASS
---------------------------------------------------------------------------  -----------------  -----------------
The KKR Investors(1).......................................................       13,958,589             26.0
(JWC Associates, L.P., JWC Associates II, L.P.
and KKR Partners II, L.P.) and
Channel One Associates, L.P.
c/o Kohlberg Kravis Roberts & Co., L.P.
9 West 57th Street
New York, NY 10009

Asbestos Settlement Trust(2)...............................................        5,470,662             10.2
9 Burr Road
Westport, CT 06880

Lehman Brothers Holdings, Inc..............................................        2,849,321              5.3
3 World Financial Center
New York, NY 10285

------------------------

(1) The shares of Common Stock beneficially owned by the KKR Investors are as follows: 9,309,427 shares are beneficially owned by JWC Associates, L.P.; 61,687 shares are beneficially owned by JWC Associates II, L.P.; and 225,675 shares are beneficially owned by KKR Partners II, L.P., including 3,446,979; 22,841; and 83,560 shares, respectively, issued to an escrow account on September 13, 1995 pursuant to the Plan of Reorganization. To the extent that certain contingencies regarding Federal income tax claims of the Company are resolved satisfactorily, up to 3,553,380 of the escrowed shares will be distributed to the KKR Investors under the Plan of Reorganization. To the extent such matters are not settled satisfactorily, the escrowed shares will be returned to the Company and canceled. Until such matters are fully determined, the KKR Investors will have the power to exercise voting rights with respect to such shares of Common Stock. For so long as the KKR Investors have the power to exercise voting rights with respect to all such escrowed shares, or if all such escrowed shares were distributed to the KKR Investors, the KKR Investors will beneficially own such 3,553,380 shares of Common Stock. The Company has been advised that as of August 1, 1998 Channel One beneficially owned 4,361,800 shares of Common Stock.

    KKR Associates, L.P. is the sole general partner of each of the KKR Investors (other than KKR Partners II, L.P., for which it is a co-general partner) and Channel One. The general partners of KKR Associates, L.P. are Henry R. Kravis, George R. Roberts, Robert I. MacDonnell, Michael W. Michelson, Paul E. Raether, Michael T. Tokarz, James H. Greene, Jr., Perry Golkin, Scott M. Stuart, Clifton S. Robbins and Edward A. Gilhuly.

(2) The Celotex Trust agreed with the Company and Lehman Brothers Inc. to vote and execute written consents with respect to the shares of Common Stock held by it in proportion to the votes cast or consents executed and delivered by all other holders of Common Stock on each matter voted on by stockholders. Identical restrictions on the voting of Common Stock by the Celotex Trust are contained in the Company's Restated Certificate of Incorporation and the Plan of Reorganization.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning compensation paid to or accrued by the Company for the account of the Chief Executive Officer of the Company and each of the next four most highly compensated executive officers of the Company whose cash compensation exceeded $100,000 during the fiscal year ended May 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                     ANNUAL COMPENSATION       ------------
                                           YEAR   --------------------------    SECURITIES
                                          ENDING     SALARY         BONUS       UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION               MAY 31     ($)(1)        ($)(1)      OPTIONS (#)    COMPENSATION($)(2)
----------------------------------------  ------  ------------   -----------   ------------   ------------------
  Kenneth E. Hyatt......................    1998    576,000        600,000             0                 *
  Chairman of the Board, Chief Executive    1997    551,083        550,000       150,000            93,659
  Officer and President                     1996    340,245        300,000       150,000            70,650

  Richard E. Almy.......................    1998    273,000        190,000             0                 *
  Executive Vice President and              1997    260,542        160,000       115,000            42,367
  Chief Operating Officer                   1996         (3)            (3)       35,000                (3)

  Dean M. Fjelstul......................    1998    209,167        150,000        10,000                 *
  Senior Vice President and                 1997    191,667        130,000        90,000            32,666
  Chief Financial Officer                   1996         (4)            (4)           (4)               (4)

  Peter Scott-Hansen....................    1998    205,000        144,320        20,000           220,454
  President, Applied Industrial             1997         (5)            (5)           (5)               (5)
  Materials Corporation, a                  1996         (5)            (5)           (5)               (5)
  subsidiary of the Company

  Edward A. Porter (6)..................    1998    196,563        130,000        10,000                 *
  Vice President - General Counsel          1997    128,750        110,000        80,000            28,744
  and Secretary                             1996     73,644         45,000             0                (6)

------------------------

*   Not currently available. See footnote 2.

(1) The amounts shown in this column for fiscal 1996 include amounts paid by the Company as the premium on term life insurance for the benefit of each of the named executive officers and imputed income relating to personal use of Company-owned automobiles provided to the named executive officers. Beginning in fiscal 1997, such amounts were included under the All Other Compensation column but are not reported for fiscal 1997 or fiscal 1998 since they do not exceed mandated reporting thresholds.

(2) The amount shown in this column for Messrs. Hyatt, Almy, Fjelstul and Porter represents the Company's contributions for each of the officer's account in the Walter Industries, Inc. Profit Sharing Plan (the "Profit Sharing Plan") and accruals for the related Supplemental Profit Sharing Plan (the "Supplemental Profit Sharing Plan") which provides benefits which would have been provided under the tax-qualified Profit Sharing Plan but for restrictions on such benefits imposed by the Internal Revenue Code of 1986, as amended. The Profit Sharing Plan and the Supplemental Profit Sharing Plan amounts are for the plan years ended August 31, 1996 and August 31, 1997. Amounts for the plan year ended August 31, 1998 are not currently available, but are anticipated not to be materially different from amounts for the plan year ended August 31, 1997.

    The amount shown in this column for Mr. Scott-Hansen represents his employer's matching contribution under the employer's 401(k) Plan and a bonus of $216,000 paid to Mr. Scott-Hansen by Applied Industrial Materials Corporation ("AIMCOR") upon the consummaton of the sale of AIMCOR to the Company.

    Except as noted above, the Company did not pay or provide other forms of compensation (such as perquisites) to any of the named executive officers in amounts having an aggregate value exceeding the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officers.

(3) Mr. Almy became an executive officer of the Company on June 1, 1996.

(4) Mr. Fjelstul became an executive officer of the Company on June 10, 1996.

(5) Mr. Scott-Hansen became an executive officer of the Company on October 15, 1997.

(6) Mr. Porter became an executive officer of the Company on January 18, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                               POTENTIAL
                                                                                                               REALIZABLE
                                                                                                         ----------------------
                                                                    INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                                                               ---------------------------                  ANNUAL RATES OF
                                                                    % OF                                    APPRECIATION FOR
                                                 NUMBER OF          TOTAL                                     OPTION TERM
                                                SECURITIES         OPTIONS       EXERCISE                ----------------------
                                                UNDERLYING       GRANTED TO      OR BASE                   STOCK
                                                  OPTIONS         EMPLOYEES       PRICE     EXPIRATION     PRICE
NAME                                          GRANTED (#)(1)   IN FISCAL 1998     ($/SH)     DATE (2)    5%($)(3)    10%($)(3)
--------------------------------------------  ---------------  ---------------  ----------  -----------  ---------  -----------
Kenneth E. Hyatt............................             0           --             --          --          --          --
Richard E. Almy.............................             0           --             --          --          --          --
Dean M. Fjelstul............................        10,000             1.10          17.00     7/22/07     178,500     187,000
Peter Scott-Hansen..........................        30,000             3.31       18.28125     2/16/08     575,859     603,281
Edward A. Porter............................        10,000             1.10          17.00     7/22/07     178,500     187,000

------------------------

(1) All options included in this table, except Mr. Scott-Hansen's, will become exercisable in three equal installments commencing on the first anniversary of the date of grant and continuing on each of the two anniversaries thereafter. Mr. Scott-Hansen's options are exercisable on the third anniversary of the date of grant. The right to exercise all of the options is contingent on the optionee's refraining from conduct which the Compensation Committee determines is contrary to the best interests of the Company (including but not limited to competition with the Company) and upon the optionee's remaining in the employ of the Company or a subsidiary of the Company until the date on which the installment becomes exercisable.

(2) The right to exercise all of the options expires on the tenth anniversary of the date on which they were granted or, if earlier, three months after termination of employment (one year in the event of death or disability).

(3) The amounts of hypothetical potential appreciation shown in these columns reflect required calculations at annual appreciation rates of 5% and 10% set by the Securities and Exchange Commission and, therefore, are not intended to represent either historical appreciation or anticipated future appreciation in the price of Common Stock.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF                VALUE OF
                                                                        SECURITIES               UNEXERCISED
                                                                        UNDERLYING              IN-THE-MONEY
                                                                        UNEXERCISED              OPTIONS AT
                                         SHARES         VALUE        OPTIONS AT FISCAL          FISCAL YEAR-
                                       ACQUIRED ON    REALIZED         YEAR-END (#)              END ($)(1)
NAME                                  EXERCISE (#)       ($)      EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
------------------------------------  -------------  -----------  -----------------------  -----------------------
Kenneth E. Hyatt....................            0             0         150,000/150,000          846,875/934,375
Richard E. Almy.....................        7,000        38,938           54,667/88,333          330,128/580,622
Dean M. Fjelstul....................            0             0           30,000/70,000          204,375/430,000
Peter Scott-Hansen..................            0             0                0/30,000                 0/25,312
Edward A. Porter....................            0             0           26,667/63,333          181,669/384,581

------------------------

(1) Represents the fair market value as of May 29, 1998 ($19.125 per share closing stock price) of the option shares less the exercise price of the options.

PROFIT SHARING PLANS

    Under the Profit Sharing Plan and the Supplemental Profit Sharing Plan, amounts contributed by the Company for the benefit of the participants become payable upon termination of employment. In the case of the Supplemental Profit Sharing Plan, accrued amounts are payable, at the discretion of the Company, in either a lump sum or in sixty equal monthly installments. While the Profit Sharing Plan provides retirement benefits for all salaried employees of the Company and certain of its subsidiaries, the Company makes accruals for the Supplemental Profit Sharing Plan only for such employees as to which the full contribution under the Profit Sharing Plan has been limited by the IRC. For the Supplemental Profit Sharing Plan year ending August 31, 1998, Messrs. Hyatt, Almy, Fjelstul and Porter qualified for participation in the Supplemental Profit Sharing Plan. Amounts for the plan year ended August 31, 1998 are not currently available. See footnote (2) to the Summary Compensation Table herein.

COMPENSATION COMMITTEE INTERLOCKS OR INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    During the fiscal year ended May 31, 1998, the two employee directors, Messrs. Hyatt and Almy, participated in deliberations of the Company's Board concerning executive compensation. However, neither Mr. Hyatt or Mr. Almy voted on executive compensation matters in which he was directly involved; instead they abstained on such occasions.

                               PERFORMANCE GRAPH

    The following line graph illustrates the Company's cumulative stock market performance for the three fiscal years since the Company's Common Stock was issued in conjunction with the Company's emergence from its five-year Chapter 11 reorganization in March 1995.

    For purposes of this graph, the Company's performance is measured against the Standard & Poor's 500 Stock Index ("S&P 500") and the Dow Jones Industrial-Diversified Index ("Dow Jones Diversified") average for the same three-year period. The Company, as a highly diversified business with interests in homebuilding and financing, industrial carbon products, coal mining, and various industrial manufacturing operations, is not easily categorized with other, more specific industry indices.

    Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Company's Common Stock, the S&P 500 and the Dow Jones Diversified on June 1, 1995 and (ii) reinvestment of dividends.

                COMPARISON OF THREE-YEAR CUMULATIVE TOTAL RETURN
           AMONG WALTER INDUSTRIES, INC., S&P 500 INDEX AND DOW JONES
                             INDUSTRIAL-DIVERSIFIED

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                      BASE
                                                                     PERIOD               YEAR ENDING
COMPANY/INDEX                                                       1-JUN-95      MAY96      MAY97      MAY98
---------------------------------------------------------------------------------------------------------------
WALTER INDUSTRIES INC                                                     100       95.81     106.04     142.32
S&P 500 INDEX                                                             100      128.48     166.27     217.29
DOW JONES INDUSTRIALS-DIVERSIFIED                                         100      129.79     164.38     208.69

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors, reviews and approves executive compensation philosophy and policies, as well as the application of such policies to the compensation of the Company's Chief Executive Officer and other executive officers. The Committee is also responsible for the administration of and awards under the Amended 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc.

GENERAL COMPENSATION POLICY

    The purpose of the Company's executive compensation program is to (i) attract, motivate and retain qualified key executives who are responsible for the success of the Company as a whole, (ii) provide incentives to management to increase stockholder value, (iii) increase the overall performance of the Company and (iv) increase the performance of individual executives.

PRINCIPAL COMPENSATION ELEMENTS

    The principal elements of the Company's executive compensation for fiscal 1998 were base pay, short-term cash incentive compensation and stock-based incentives. To determine guidelines for each of these elements of compensation, the Company has, for many years, maintained specific salary grade levels and corresponding pay ranges for every salaried position in the Company. These salary ranges are periodically benchmarked against external salary survey data, including comparable compensation data for numerous diversified manufacturing and residential construction companies. The Committee believes that such surveys provide a reliable standard for measuring the Company's compensation practices. As part of this benchmarking process, the Company reviews and evaluates its executive pay structure with outside compensation consultants to confirm the validity of executive salary ranges and to conform such structure with competitive market levels for several key positions, including the Chief Executive Officer.

BASE SALARY

    The Committee annually reviews and approves the base salary of each executive officer. In determining salary adjustments, the Committee considers the responsibilities associated with the position, individual contribution and performance, and applicable external salary survey data.

    With respect to Mr. Hyatt, Chairman and Chief Executive Officer of the Company, the Committee recommended and the Board approved base compensation of $576,000 for fiscal 1998, based upon objective external salary data and the advice of Buck Consultants, Inc., a consultant to the Committee. The Committee targeted the median level of compensation for comparable industries and similar positions.

EXECUTIVE INCENTIVE COMPENSATION

    For fiscal 1998, the Committee, after discussions with its outside consultant, developed a comprehensive incentive plan (the "1998 Incentive Plan") for key employees including Messrs. Hyatt, Almy, Fjelstul and Porter. The 1998 Incentive Plan utilized targets based on operating income and return on assets employed objectives to determine bonus funding pools for key corporate and subsidiary employees. Under the 1998 Incentive Plan, the Company's plan participants (including Mr. Hyatt) were paid from a pool that could not exceed
2 1/2% of consolidated earnings after dedicated interest expense of the Company's mortgage portfolio but before corporate interest, taxes, goodwill amortization and extraordinary items. For fiscal 1998, 60% of the maximum permitted amount was paid to eligible employees. Incentive compensation awards paid to individual plan participants, other than Mr. Hyatt, were based on the relative performances of each of the Company's operating subsidiaries, and, for corporate participants, aggregate results of the Company. The amount of incentive compensation paid to Mr. Hyatt for fiscal 1998 was recommended by the Committee, after consultation with its outside consultant, and approved by the Board. Under the 1998 Incentive Plan, Mr. Hyatt could have earned an amount equal to up to 130% of his base annual compensation. Mr. Hyatt's bonus award in any given year reflects the Company's operating results and in fiscal 1998 was based on year-over-year growth in operating income and return on assets employed at the Company's subsidiaries as well as the Company's performance in the aggregate.

    Mr. Scott-Hansen became a key employee of the Company with the acquisition of Applied Industrial Materials Corporation (AIMCOR) in October 1997. Accordingly, his compensation data is comprised of amounts paid by the Company for the period October 1, 1997 through May 31, 1998. Annual incentive compensation paid to Mr. Scott-Hansen is determined under a Management Incentive Compensation Plan for the executives of AIMCOR which was in effect at the time of the acquisition and was subsequently adopted by the Committee and Board of Directors.

STOCK-BASED COMPENSATION

    The Committee believes that equity ownership by management is beneficial in aligning the interests of management and the Company's stockholders for the purpose of enhancing stockholder value. To this end, in July 1995, the Company adopted the 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc. (the "Stock Plan") and in September 1997 amended the Stock Plan to provide for additional shares of Common Stock.

    The purpose of the Stock Plan is to utilize stock options, stock appreciation rights and stock awards as components of executive compensation to assure external competitiveness of total compensation, encourage equity ownership by key executives, motivate executives to improve long-term stock performance, and align executives' interests with the enhancement of stockholder value. Grants are made periodically by the Committee (with the exception of grants to the Chief Executive Officer, based on recommendations of the Chief Executive Officer) and the advice of the Committee's outside consultant, taking into consideration the respective responsibilities of each position, external stock-based compensation survey data, and the strategic and operational goals and performance of each participant. Awards to the Chief Executive Officer are determined separately by the Committee and are based, among other things, on the Committee's perception of expected future contributions to the Company's long-term performance.

    The exercise price for all options granted during fiscal 1998 were at the then market value of the Common Stock based on an average of the high and low prices on the date of the grant. The exercise price of awards granted, the life of such awards, vesting of awards and other terms and conditions of awards granted under the Stock Plan are determined by the Committee, in its discretion. Options must expire not more than 10 years from their date of grant.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Committee qualify as "outside directors." The Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation. In September 1997 the stockholders approved an executive incentive plan which is intended to ensure that amounts paid under such plan are deductible for federal income tax purposes.

SUMMARY

    The Committee believes that the mix of market-based salaries, significant variable cash incentives for short-term performance and stock-based awards, which provide the potential for equity ownership in the Company, represents a balance that will enable the Company to attract and retain key executive talent necessary for sustainable, long-term growth. The Committee further believes that this program strikes an appropriate balance between the interests of stockholders and needs of the Company in operating its businesses.

                                          COMPENSATION COMMITTEE

                                          James L. Johnson, Chairman

                                          Howard L. Clark, Jr.

                                          Michael T. Tokarz

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during its 1998 fiscal year.

                                  PROPOSAL TWO

TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S RESTATED
  CERTIFICATE OF INCORPORATION

    The Board of Directors at its regular meeting held on July 23, 1998 adopted a resolution that there be submitted to stockholders for approval at the Company's 1998 Annual Meeting of Stockholders the Board's proposal to amend and restate the Company's Restated Certificate of Incorporation (the "Restated Certificate") to delete certain provisions which were inserted in the Restated Certificate on March 17, 1995 pursuant to the Plan of Reorganization. The Board of Directors believes that certain provisions are no longer required or should be modified due to the passage of time or change in circumstances:

    Article 5 of the Restated Certificate, as required by the Plan of Reorganization, (a) restricts for a period of three years ending on March 17, 1998 (the "Initial Three Year Term") the ability of the Board of Directors to amend the by-laws of the Company in certain respects without a vote of 67% of the Board in favor of such changes and (b) permits election of directors without written ballot unless the by-laws shall so provide. As the Initial Three Year Term has expired, the Board proposes that the provision concerning voting requirements for certain amendments of the bylaws be deleted from the Restated Certificate, and as the election of directors without written ballot serves no continuing purpose for the Company, the Board proposes to delete it as well.

    Article 8 of the Restated Certificate fixes the number of directors at nine and provides for the composition of the Board and the succession of directors during the Initial Three Year Term. The Board believes that it is appropriate that the Company's board of directors fix the number of directors by amendment to the by-laws rather than having a set number of directors specified in the Restated Certificate. Delaware General Corporation Law provides that the board of directors for a corporation shall consist of one or more members and that the number of directors shall be fixed by, or in the manner provided in, the by-laws unless the certificate of incorporation fixes the number of directors. The Board believes that it is appropriate to allow a majority of the directors to fix, from time to time, the size of the Board as it determines in its judgment to be appropriate. This would allow the Board to expand or contract the size of the Board as may be required to address changing circumstances and needs of the Company. If the Restated Certificate, as proposed, are approved by the stockholders the Board presently intends to amend the Company's by-laws to provide that the number of directors that shall constitute the Board be not less than five (5) nor more than thirteen (13) and that the number of directors within such limits shall be determined by the directors. The remainder of the provisions contained in Article 8 has become obsolete due to the expiration of the Initial Three Year Term and, consequently, the Board proposes to delete these obsolete provisions.

    Article 9 of the Restated Certificate provides for the composition of committees of the Board of Directors during the Initial Three Year Term. It also requires, in accordance with the Plan of Reorganization, that the Tax Oversight Committee continue for so long as certain tax issues are outstanding and that while such committee is in existence it be comprised of certain members as required by the Plan of Reorganization. The Board proposes to amend Article 9 by deleting those portions which are obsolete due to the expiration of the Initial Three Year Term and to restate those portions of the provision which are required by the Plan of Reorganization to continue.

    Article 10 of the Restated Certificate presently prohibits the Company from issuing non-voting equity securities to the extent prohibited by Section 1123 of the United States Bankruptcy Code. This provision was required by the Bankruptcy Code to be contained in the Restated Certificate at the conclusion of the Company's Chapter 11 proceedings to preclude issuance at that time of non-voting securities to creditors. Article 10 is no longer required and serves no purpose; therefore, the Board proposes to eliminate it. The Company, however, has no present intent to issue non-voting securities.

    A copy of the Restated Certificate as proposed, marked to show the changes proposed and recommended by the directors to the stockholders for approval, is contained in Appendix A to this Proxy Statement. If the Restated Certificate as proposed is approved by the stockholders at the Annual Meeting, the Board will take appropriate action to modify and amend the by-laws of the Company to conform with the Restated Certificate as so approved.

    Approval of the proposed amendment and restatement of the Restated Certificate requires the affirmative vote of the holders of a majority of the outstanding stock entitled to vote at the Annual Meeting under Delaware law. Abstentions from voting, as well as broker non-votes, will be considered as votes cast and, therefore, will have the same effect as a vote against the proposed amendment and restatement of the Restated Certificate.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                                 PROPOSAL THREE

TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT CERTIFIED
  PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MAY 31, 1999

    The Board has appointed PricewaterhouseCoopers LLP as certified public accountants for the fiscal year ending May 31, 1999. Unless the stockholder shall direct otherwise, properly executed proxies will be voted FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending May 31, 1999. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting. He will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. PricewaterhouseCoopers LLP has served as independent certified public accountants for the Company since its formation in 1987.

    The appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending May 31, 1999 will be ratified if approved by the affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting under Delaware law. Abstentions from voting will be considered as votes cast and, therefore, will have the same effect as a vote against the appointment of PricewaterhouseCoopers LLP as independent certified public accountants. Broker non-votes will not be counted as votes cast and, therefore, will nave no effect on the proposal to appoint PricewaterhouseCoopers LLP as independent certified public accountants. Unless marked to the contrary, proxies will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent certified public accounts for the fiscal year ending May 31, 1999.

    THE BOARD RECOMMENDS VOTING FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MAY 31, 1999.

                                 OTHER BUSINESS

    The Board and management do not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor do they know of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment in the interest of the Company.

           DEADLINE FOR STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    Under regulations issued by the SEC, all stockholder proposals to be presented at the 1999 Annual Meeting must be received at the principal office of the Company no later than the close of business on April 26, 1999 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, pursuant to regulations issued by the SEC, the Company may exercise discretionary authority to vote proxies on any stockholder proposal of which the Company did not have notice on or before June 11, 1999.

                                          By Order of the Board of Directors

                                                     [SIGNATURE]

                                          EDWARD A. PORTER
                                          Secretary
                                          Walter Industries, Inc.

Tampa, Florida
August 24, 1998

                                                                      APPENDIX A

      [TEXT OF PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION]

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            WALTER INDUSTRIES, INC.

1.  The name of the Corporation is WALTER INDUSTRIES, INC.

2. The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock that the Corporation is authorized to issue is Two Hundred Million (200,000,000) shares of Common Stock, par value $.01 each.

    Voting and transfer of the shares of Common Stock held by The Celotex Corporation (in its capacity as the Celotex Settlement Fund Recipient under the Second Amended and Restated Veil Piercing Settlement Agreement ("Celotex")) and its successors are restricted by Section 3.22(c) of the Amended Joint Plan of Reorganization dated as of December 9, 1994, as modified on March 1, 1995, as the same may be further amended or supplemented from time to time (the
"Consensual Plan"), and the Stockholder's Agreement, dated as of March       ,
1995, by and between Celotex and the Corporation.

DELETE THE FOLLOWING:

5. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating powers of the Corporation and its directors and stockholders.

    (a) During the Initial Three Year Term (as defined in Article 8 hereof),
       Article I, Section 2 and Article II of the bylaws of the Corporation may be altered, amended or repealed by the Board of Directors of the Corporation acting by the vote of 67% of the whole Board of Directors; otherwise,

RESUME ORIGINAL TEXT:

    The bylaws of the Corporation may be altered, amended or repealed by the Board of Directors of the Corporation acting by the vote of the majority of the whole Board of Directors.

DELETE THE FOLLOWING:

    (b) Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

RESUME ORIGINAL TEXT:

6. Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article 6 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

7. To the fullest extent permitted by applicable law, the Corporation shall indemnify any current or former director, officer, employee or agent of the Corporation, and such director's, officer's, employee's or agent's heirs, executors and administrators, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnified party in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation, or otherwise, to which such indemnified party was or is a party or is threatened to be made a party by reason of such indemnified party's current or former position with the Corporation or by reason of the fact that such indemnified party is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall, from time to time, reimburse or advance to any current or former director or officer or other person entitled to indemnification hereunder the funds necessary for payment of defense expenses as incurred. Any repeal or modification of this Article 7 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

DELETE THE FOLLOWING

8. The number of directors which shall constitute the whole Board of Directors shall be nine (9); provided, that, until the two Independent Directors are selected as provided below, the initial Board of Directors (the "Initial Board of Directors") designated pursuant to Section 5.2 of the Consensual Plan shall be composed of seven (7) directors. The initial term of the nine
    (9) directors designated pursuant to the Consensual Plan shall be three years (the "Initial Three Year Term"), and the term of successors to the initial nine (9) directors shall expire simultaneously with the expiration of the Initial Three Year Term; thereafter, the term of each director shall be one (1) year. Two of the members of the whole Board of Directors shall be Independent Directors who shall be promptly selected pursuant to Section 5.2 of the Consensual Plan. Three of the members of the Initial Board of Directors shall be senior officers of the Corporation, who shall be initially designated pursuant to Section 5.2 of the Consensual Plan. One of the members of the Initial Board of Directors shall be a person designated by Kohlberg Kravis Roberts & Co. ("KKR"). Three of the members of the Initial Board of Directors shall be persons designated by Lehman Brothers Inc. ("Lehman"). Any vacancy created in the Board of Directors in the Initial Three Year Term shall be filled for the remainder of the term by the entity (or, in the case of Independent Directors, by the procedure) that initially designated the director who created such vacancy, except that in the case of vacancy in the directorships held by one of the three senior officers of the Corporation, such vacancy shall be filled by senior officer(s) of the Corporation designated by the remaining directors of the Corporation then in office.

    Notwithstanding the foregoing provisions of this Article 8, during the Initial Three Year Term of the Board of Directors, (i) if, at any time after six months after the Effective Date of the Consensual Plan, Lehman notifies KKR that it has determined to transfer to KKR the right to appoint one of the three directors initially appointed under the Consensual Plan by Lehman, KKR shall have the right to (a) compel the director identified by Lehman (from among those designated by Lehman) to resign his or her position as a member of the Board of Directors, and (b) appoint the successor to such directorship pursuant to this
Article 8; (ii) in the event that at any time after the Effective Date, Lehman and its Affiliates fail to have "beneficial" ownership, as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Beneficial Ownership" and its correlative meaning "Beneficially Owned"), of 8% or more of the outstanding common stock of the Corporation (or its successor by merger, consolidation or otherwise) (without including any shares held in escrow pursuant to Section 3.26(c) of the Consensual Plan) (the "Outstanding Common Stock"), then if KKR and its Affiliates have, at such time, Beneficial Ownership of 8% or more of the Outstanding Common Stock, KKR shall have the right to (a) compel one director identified by Lehman (from among those designated by Lehman) to resign his or her position as a member of the Board of Directors, and (b) appoint the successor to such directorship pursuant to this Article 8; (iii) in the event that at any time after the Effective Date, two members of the Board of Directors are KKR designees and KKR and its Affiliates fail to have Beneficial Ownership of 8% or more of the Outstanding Common Stock, and Lehman and its Affiliates have, at such time, Beneficial Ownership of 8% or more of the Outstanding Common Stock, then Lehman shall have the right to (a) compel one director identified by KKR (from among those designated by KKR) to resign his or her position as a member of the Board of Directors, and (b) appoint the successor to such directorship pursuant to this Article 8; and (iv) in the event that at any time after the Effective Date either Lehman and its Affiliates, or KKR and its Affiliates, fail to have Beneficial Ownership of 5% or more of the outstanding Common stock, then the directors appointed under this Article 8 by Lehman, if Lehman and its Affiliates shall fail to have Beneficial Ownership of 5% or more of the Outstanding Common Stock, or by KKR, if KKR and its Affiliates shall fail to have Beneficial Ownership of 5% or more of the Outstanding Common Stock, shall resign and the remaining directors of the Corporation shall appoint their successor(s) for the remainder of the Initial Three Year Term; provided, however, that notwithstanding the preceding clauses (i) -- (iv), a KKR designee shall at all times be on the Board of Directors (until the third anniversary of the Effective
Date) if, and so long as, the shares of New Common Stock Beneficially Owned by KKR and its Affiliates, together with shares held in escrow pursuant to Section 3.26(c) of the Consensual Plan that would be distributed to KKR or its Affiliates upon release from escrow, shall together equal 5% or more of the then outstanding common stock of the Corporation (or its successor by merger, consolidation or otherwise) (including as part of the then outstanding common stock of the Corporation, for purposes of this calculation only, any shares held in escrow pursuant to Section 3.26(c) of the Consensual Plan). For purposes of this Article 8, "Affiliate," "Effective Date," "Independent Director" and "New Common Stock" shall have the meanings set forth in the Consensual Plan.

9. At all times during the Initial Three Year Term, each committee of the Board of Directors shall include such number of Directors designated by KKR and by Lehman so that each of KKR and Lehman has representation on each such committee proportionate to the representation it has on the Board of Directors, but in any event not less than one Director designated by KKR and one Director designated by Lehman; provided, however, that, notwithstanding the foregoing,

RESUME ORIGINAL TEXT:

    The Tax Oversight Committee shall consist of such members as provided in
Section 1.229 of the Consensual Plan.

DELETE THE FOLLOWING:

10. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the Corporation shall not issue nonvoting equity securities to the extent prohibited by Section 1123 of the United States Bankruptcy Code, 11 U.S.C. ' 1123; provided, however, that this provision (i) will have no further force and effect beyond that required by such Section, (ii) will have such force and effect, if any, only for so long as such Section is in effect and applicable to the Corporation, and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

                                    * * * *

                                       3